1 Federated Hermes, Inc. Acquisition of FCP Fund Manager, L.P. October 24, 2025

2 Forward-looking information This presentation contains certain forward-looking statements within the meaning of Section 21E of the Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended. Forward-looking statements can include statements that do not relate strictly to historical or current facts and are typically identified by words or phrases such as “trend,” “forecast,” “project,” “predict,” “potential,” “approximate,” “opportunity,” “believe,” “expect,” “anticipate,” “current,” “intention,” “estimate,” “position,” “projection,” “plan,” “assume,” “continue,” “remain,” “maintain,” “sustain,” “seek,” “achieve,” and similar expressions, or future or conditional verbs such as “will,” “would,” “should,” “could,” “can,” “may” and similar expressions. Without limiting the generality of the foregoing, forward-looking statements contained in this presentation specifically include statements regarding Federated Hermes, Inc.’s (FHI’s) plans, expectations, goals and projections relating to the proposed acquisition (Transaction) of FCP Fund Manager, L.P. (FCP), including statements relating to the expected timing for completing the Transaction, the expansion of FHI’s private markets business, projected gross internal rate of return (IRR), net IRR, gross multiple on invested capital (MOIC), projected EBITDA, the expected earnout consideration, the expected Transaction expenses, including the amount of lender consent fees to by paid by FHI, and the expected accretion to FHI earnings per share (EPS) resulting from the Transaction. The forward-looking statements included in this presentation involve risks and uncertainties that could cause actual results to differ materially from those projected. Accordingly, investors should not place undue reliance on forward-looking statements as a prediction of actual results. FHI has based these forward-looking statements on current expectations and assumptions about future events, taking into account information currently known by FHI. While FHI considers these expectations and assumptions to be reasonable, any forward-looking statement, and FHI’s level of business activity and financial results, are inherently subject to significant business, market, economic, competitive, regulatory and other risks and uncertainties, many of which are difficult to predict and beyond FHI’s control. Other risks and uncertainties include the risk factors discussed in FHI’s annual and quarterly reports as filed with the Securities and Exchange Commission. As a result, no assurance can be given as to future results, levels of activity, performance or achievements. Any forward-looking statement speaks only as of the date on which such statement is made, and neither FHI nor any other person assumes responsibility for the accuracy and completeness, or updating, of such statements in the future. This presentation also includes two financial measures not calculated pursuant to generally accepted accounting principles (GAAP): FCP projected EBITDA and EPS excluding transaction costs. For additional disclosures regarding these non-GAAP measures, including the definition of the terms, please refer to slide 10 below.

3 Strategic Rationale FHI’s acquisition of 80% of FCP Fund Manager, L.P. (FCP) significantly enhances its private markets footprint  Significantly expands FHI’s U.S. based private markets investment presence  Expands FHI’s private markets real estate business into North America, a market respected $3.8 billion business (as of June 30, 2025) to anchor our private markets growth initiative  Expands FHI’s real estate capabilities beyond current U.K. based team into a global platform  Expands FHI’s private markets product delivery across multiple client channels, including adding further US institutional and wealth clients  FCP utilizes cutting edge technologies and proprietary data analytics to lower costs, select markets, and drive rents and NOI1  FCP’s proven investment strategy has optimized cash flow while producing outsized risk- adjusted returns  Experienced team and regional operating model ensures strong deal flow  FCP’s culture and principles align well with FHI  Management will retain 20% ownership interest and key employees will enter into 5-year employment agreements ensuring alignment with their investors and FHI Expansion Results Human Capital Diversification (1) NOI refers to Net Operating Income.

4 FHI’s Private Markets / Alternatives Capabilities  Private markets / alternatives AUM: $19.0 billion as of September 30, 2025  Track record spans four decades and approach built on longstanding partnerships  In 1983, made first private markets investment in real estate  Specialist private markets platform focused on delivering innovative, relevant, and resilient investment solutions  Award winning trusted partner to global client base  Broad range of private market / alternative investment solutions including real estate, private equity, infrastructure, private credit, and liquid alts (MDT Market Neutral and Prudent Bear) Total $19.0B Total $22.8B (1) Includes FCP AUM of $3.8 billion as of June 30, 2025.

Overview of FCP

FCP is a market-leading real estate investment and property management firm

- **FCP:** Founded in 1999, FCP is focused on multifamily real estate with $3.8bn of AUM as of June 30, 2025. Since inception, has invested in or financed more than $14.6 billion of residential and commercial real estate in gross asset value
- **Extensive Track Record of Outperformance:** 26.1% projected Gross IRR[1], 2.2x projected Gross MOIC[2], and 18.0% projected Net IRR[3] on $3.6 billion invested since 2008 as of June 30, 2025
- **National Platform:** Headquartered in Washington D.C. with five additional regional offices in New York, Raleigh, Miami, Dallas, and Denver
  - 75+ employees across key management, investing and operating roles
- **Seasoned Leadership:** FCP's founding partners have 30+ years working together across market cycles and have positioned the company for future growth; five next-generation partners average more than 14 years of experience with FCP
- **Differentiated Investment Approach:** Targets continental U.S. with emphasis on markets experiencing outsized growth, particularly in the Sunbelt
- **Compelling Market Opportunity:** U.S. faces a persistent structural housing shortage and market dislocation exacerbated by rates, repricing and overleveraged borrowers
- **Diversified Investor Base:** Raised $6.3 billion of investor capital since inception

(1) Gross IRR refers to total return before fees and expenses.

(2) Gross MOIC refers to Gross Multiple on Invested Capital (realized and unrealized value divided by total invested capital).

(3) Net IRR refers to total return net of any management fees, fund expenses, or carried interest.



Flagship Value-Add Fund Size ($MM)[4]
369
369
254
240
529
529
555
512
790
755
1,572
1,188
1,112
1,062
Pre-Fund '99-2008
Fund I 2008
Fund II 2011
Fund III 2015
Fund IV 2018
Fund V 2021
Fund VI 2023
Fund
Co-Invest

(4) $49.7m has been raised as at 09/30/25 for co-investment opportunities. Further deal-by-deal co-investment capital may be raised prior to the end of the investment period of Fund VI.

Federated Hermes

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6 Experienced Team Poised for Growth  FCP is led by an experienced executive management team with a track record that spans multiple cycles; next level of leadership is firmly in place and committed to leading the business for the long-term  FCP’s seven-member investment committee has an average of 25 years of real estate industry experience and has worked together for nearly 20 years; FCP’s Founding Partners have worked together for more than 30 years  Partnership is supported by a deep bench of talent with 75+ employees in 6 offices across key U.S. markets organized into operations; asset, construction & development management; and investment verticals  FCP professionals hail from a variety of industry backgrounds including real estate investments and management, banking, private equity, development, brokerage, and accounting

FCP Highlights

1 Balanced Investment Platform

- FCP: a residential-focused investment manager with a leading position in U.S. multifamily real estate
- Investment capabilities across a closed-end flagship fund series, co-investments, an open-end fund and SMAs

2 Dynamic Investment Strategy

- Capabilities across multifamily space and throughout capital stack result in real-time, comprehensive understanding of risk and return
- Sector leader in Class B/C multifamily, Class A multifamily and special situations

3 Experienced Team Poised for Growth

- Talented senior team, significant tenure, experience investing over multiple major real estate market cycles
- Deep, capable bench of 75+ employees across 6 offices (HQ and 5 regional) in key management, investment and operating verticals

4 Extensive Track Record of Outperformance

- Since inception, has invested in or financed more than $14.6 billion of residential and commercial Real Estate
- Demonstrated ability to successfully navigate real estate market dislocations

5 Significant Market Opportunity in Multifamily Space

- Multifamily sector: fundamentally strong, significant macro tailwinds, structural undersupply, historically low home ownership affordability
- FCP priority markets well-positioned to outperform versus broader market

6 Best In-Class Operating Platform

- FCP's hybrid approach to vertical integration is rooted in active asset-management, data science and operational efficiencies in target markets
- Consistent NOI[1] growth in underlying investments across funds

7 Committed Blue-Chip Investor Base

- Investor base rooted in long-term relationships with institutional LPs across pension funds, sovereigns, endowments, foundations, HNW, FoF and other
- Identified actionable avenues to continue to develop internal capital raising capability

8 Attractive Financial Profile

- Strong, stable platform is projected to have ~$30 million in EBITDA[2] in 2025E
- Vertically-integrated revenue streams are largely comprised of investment management fees (>80%)

(1) NOI refers to Net Operating Income.

(2) EBITDA per FCP's March 2025 Confidential Information Memorandum. EBITDA is a non-GAAP financial measure. Please see slide 10 for a definition and important information regarding this financial measure.

Federated Hermes
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AUM by Investment Vehicle Type

FCP has firmly established itself as a preeminent multifamily investment platform in the U.S.



FCP AUM (as of 6/30/2025)
$0.5 B Multifamily Focused Credit SMAs
$0.1 B Housing Preservation Open-End Fund
$3.2 B Flagship Value-Add Fund Series
Total $3.8B

Flagship Value-Add Fund Series	Capital Raise	Vintage	Status
Fund I[1]	$240 million	2008	Liquidated
Fund II	$529 million	2011	Liquidation
Fund III	$512 million	2015	Harvest Period. Fund term ends in 2026[3]
Fund IV	$755 million	2018	Harvest Period. Fund term ends in 2028[3]
Fund V + Co-invest	$1,548 million	2021	Harvest Period. Fund term ends in 2031[3]
Fund VI[2]	$1,063 million	2023	Investing[4]

Multifamily Focused Credit SMAs		
SMA I	SMA II	SMA III
Partner: US Public Pension Plan	Partner: US Public Pension Plan	Partner: US Public Pension Plan
Inception: 2018	Inception: 2021	Inception: 2022
Funded on a deal-by-deal basis	$220 million committed	$600 million committed

Housing Preservation Open-End Fund (launched 2025)
$100 million closed as of 12/31/2024

(1) Excludes extensive pre-fund portfolio consisting of $368.5 million equity deployed by funding team in one-off transactions with JV partners from inception in 1999 to 2008 launch of Fund I.
(2) $49.7m has been raised as at 09/30/25 for co-investment opportunities. Further deal-by-deal co-investment capital may be raised prior to the end of the investment period of Fund VI.
(3) Unless extended by two consecutive one-year periods by FCP.
(4) Fund term will end 7 years after the end of the Investment Period.

Federated Hermes

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9 Transaction Detail Transaction is landmark event for FHI as it further develops its strategic vision of becoming a global private markets enterprise (1) Expected 2025 Revenue and EBITDA per FCP’s March 2025 Confidential Information Memorandum. EBITDA is a non-GAAP financial measure. Please see slide 10 for a definition and important information regarding this financial measure. (2) IRR shown for illustrative purposes only. Actual results could differ materially from those anticipated in forward-looking statements. (3) EPS excluding transaction costs is a non-GAAP financial measure. Please see slide 10 for a definition and important information regarding this financial measure.  Acquisition of an 80% interest in FCP for $239mm in upfront consideration ($215.8mm in cash and $23.2mm in FHI shares, subject to a two-year lockup following closing) and up to $92mm in potential earnout consideration, based on achieving certain performance thresholds  FCP expected 2025 revenue of ~$59mm and expected 2025 EBITDA1 of ~$30mm  Represents a valuation of 13.7x 2025 projected EBITDA1 of ~$30M less 20% minority interest of ~$6M (of which upfront consideration represents 9.9X 2025 projected EBITDA less 20% minority interest)  Transaction has estimated IRR of 13.1%2  Management will retain a 20% stake  After a period of five years, FHI will have the option to purchase and Management Company Sellers will have the option to sell the remainder of their interest in FCP through a Put / Call agreement which will be exercisable starting on the fifth anniversary of the transaction and every year thereafter  Expected transaction costs of $11.5mm to $13.0mm, with $2.0mm already incurred  FHI will fund the acquisition with cash from its balance sheet and capacity under its current credit facility, and with FHI Class B common stock  Transaction expected to be accretive to EPS  FY2026E accretion of approximately $0.04 per share based on an assumed April 1, 2026 closing date, excluding transaction costs3  FY2027E accretion of approximately $0.13 per share  Expected to close in the first half of 2026 following obtaining certain third-party consents and the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act Transaction Summary Deal Terms Transaction Impacts Timing

10 Important Information Regarding Non-GAAP Financial Measures As used in this presentation, FCP projected EBITDA refers to FCP’s projected earnings before deducting interest, taxes, depreciation and amortization, as provided by FCP to FHI as part of its March 2025 Confidential Information Memorandum, and EPS excluding transaction costs refers to FCP’s projected earnings per share excluding transaction costs related to the transaction. While FHI reports its financial results in accordance with accounting principles generally accepted in the United States, FHI management believes the presentation of FCP’s projected EBITDA and EPS excluding transaction costs provides useful information to management and investors to evaluate FCP’s core operating performance and expected contribution to FHI’s operating cash flow and EPS. Management also believes the presentation of projected EBITDA provides a benchmark to compare FCP’s performance and valuation with other companies, and the presentation of EPS excluding transaction costs provides a benchmark to compare FCP’s contribution to EPS without the one-time impact of transaction expenses. FHI’s management does not advocate that investors consider such non-GAAP financial measures in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. Non-GAAP measures may not be comparable to other similarly titled measures of other companies. In addition, FCP’s projected EBITDA and EPS excluding transaction costs are forward-looking statements and are estimated based on various assumptions, and there is no guarantee that they will be realized as presented.